UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 18, 2024

LIPOCINE INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-36357

Delaware	99-0370688
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

675 Arapeen Drive, Suite 202

Salt Lake City, Utah 84108

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (801) 994-7383

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LPCN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Entry into Verity License Agreement

On January 12, 2024, Lipocine Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) with Gordon Silver Limited (“GSL”) and Verity Pharmaceuticals, Inc. (“Verity Pharma”), pursuant to which the Company granted to GSL (an affiliate of Verity Pharma) an exclusive, royalty-bearing, sublicensable right and license to commercialize the Company’s TLANDO product with respect to testosterone replacement therapy in males for conditions associated with a deficiency or absence of endogenous testosterone, as indicated in NDA No. 208088, treatment of Klinefelter syndrome, and pediatric indications relating to testosterone replacement therapy in males for conditions associated with a deficiency or absence of endogenous testosterone (the “Field”), in each case within the United States and Canada. The License Agreement also provides GSL with a license to develop and commercialize TLANDO XR, the Company’s potential once-daily oral product candidate for testosterone replacement therapy. The Company retains development and commercialization rights outside of the United States and Canada, and with respect to applications outside of the Field inside or outside the United States and Canada.

Upon execution of the License Agreement, GSL agreed to pay the Company a license fee of $11 million with an initial payment of $2.5 million which was received on signing of the License Agreement, $5 million to be paid on February 1, 2024, $2.5 million to be paid no later than January 1, 2025, and $1 million to be paid no later than January 1, 2026. The Company is also eligible to receive development and sales milestone payments of up to $259 million in the aggregate, depending primarily on the achievement of certain sales milestones in a single calendar year with respect to all products licensed by GSL under the License Agreement. In addition, the Company is eligible to receive tiered royalty payments at rates ranging from 12% up to 16% of net sales of licensed products in the United States and Canada.

Pursuant to the terms of the License Agreement, GSL is generally responsible for expenses relating to the development (including the conduct of any clinical trials) and commercialization of licensed products in the Field in the United States and Canada, while the Company is generally responsible for expenses relating to development activities outside of the Field and/or the United States and Canada.

The License Agreement will remain in effect in perpetuity, unless terminated earlier. GSL may generally terminate the License Agreement for convenience upon a certain number of days’ written notice. Each party has the right to terminate the License Agreement for the other party’s material breach of its obligations under the License Agreement, subject to cure rights. Either party may terminate the License Agreement if the other party declares bankruptcy. Upon termination, any license granted by the Company to GSL will terminate and revert to the Company.

The License Agreement includes customary representations and warranties on behalf of the Company and Verity as are customarily found in transactions of this nature, including representations and operative provisions as to the licensed intellectual property, regulatory matters and compliance with applicable laws. The License Agreement also provides for certain mutual indemnities for breaches of representations, warranties and covenants.

The foregoing description of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

The License Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the License Agreement. They are not intended to provide any other factual information about the Company or GSL or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the License Agreement were made only for purposes of the License Agreement and as of specific dates; were solely for the benefit of the parties to the License Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or GSL or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the License Agreement, which subsequent information may or may not be fully reflected in public disclosures or statements by the Company or Verity. Accordingly, investors should read the representations and warranties in the License Agreement not in isolation but only in conjunction with the other information about the Company or GSL and their respective subsidiaries that the respective companies include in reports, statements and other filings made with the U.S. Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure

On January 18, 2024, the Company issued a press release announcing the License Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information or that Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release announcing Lipocine and Verity Enter into U.S. Licensing Agreement to Commercialize TLANDO

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIPOCINE INC.

Date:	January 18, 2024	By:	/s/ Mahesh V. Patel
Mahesh V. Patel
President and Chief Executive Officer